                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    DIGI INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343
                                  612/912-3444

                                                                January 10, 1997

Dear Stockholder:

            You are cordially invited to attend the Annual Meeting of Stockholders to be held at Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Thursday, January 30, 1997.

            The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

            We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                          Sincerely,

                                          /s/ John P. Schinas

                                          John P. Schinas
                                          CHAIRMAN OF THE BOARD

                            DIGI INTERNATIONAL INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                JANUARY 30, 1997

    The Annual Meeting of Stockholders of Digi International Inc. will be held at Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, at 3:30 p.m., Central Standard Time, on Thursday, January 30, 1997 for the following purposes:

    1. To elect three directors for the applicable three-year or two-year terms.

    2. To amend the Digi International Inc. Stock Option Plan (the "Plan") to reserve 500,000 additional shares of Common Stock for future awards and to extend the expiration date of the Plan from November 29, 2004 to December 1, 2006.

    3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending September 30, 1997.

    4. To transact such other business as may properly be brought before the meeting.

    The Board of Directors has fixed December 13, 1996 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

    YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE AS QUICKLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /s/ James E. Nicholson

                                          James E. Nicholson
                                          SECRETARY

Minnetonka, Minnesota
January 10, 1997

                            -----------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

    The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held on Thursday, January 30, 1997 at Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 13, 1996 will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

    The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company's telephone number is
(612) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about January 10, 1997.

    Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than August 29, 1997 for inclusion in the Proxy Statement for that meeting.

    The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

    With the exception of the election of directors, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who either abstains, withholds authority to vote for the election of directors or each of the proposals or who does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposals.

    The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on December 13, 1996 there were 13,344,073 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth, as of December 13, 1996, the beneficial ownership of Common Stock of the Company by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

                 NAME AND ADDRESS                      AMOUNT AND NATURE OF        PERCENTAGE OF
                OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)   OUTSTANDING SHARES
---------------------------------------------------  ------------------------  ---------------------
Directors, nominees and executive officers:
  Willis K. Drake                                                   58,135(2)               *
  Richard E. Eichhorn                                              101,750(3)               *
  Douglas J. Glader                                                 22,917(4)               *
  Ervin F. Kamm, Jr.                                               289,631(5)             2.1%
  Michael D. Kelley                                                         7               *
  Robert S. Moe                                                        36,500               *
  Mykola Moroz                                                     101,536(6)               *
  Dana R. Nelson                                                     6,000(7)               *
  John P. Schinas                                                1,546,251(8)            11.3%
  David Stanley                                                     52,500(9)               *
  Gerald A. Wall                                                   73,000(10)               *
  Ray D. Wymer                                                    116,989(11)               *
All directors, nominees and executive officers as a
group (14 persons, including those named above)                 2,405,215(12)            17.2%
Other beneficial owners:
  William Blair & Company                                       1,163,975(13)             8.7%
   222 West Adams Street
   Chicago, Illinois 60606
  D.F. Dent & Company, Inc.                                       749,891(14)             5.5%
   Two East Read St.
   Sixth Floor
   Baltimore, MD 21202

------------------------
 *  Less than one percent.

 (1)Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2)Includes 22,500 shares covered by options which are exercisable within 60 days of the record date.

 (3)Includes 72,500 shares covered by options which are exercisable within 60 days of the record date.

 (4)Includes 20,000 shares covered by options which are exercisable within 60 days of the record date.

 (5)Includes 283,900 shares covered by options which are exercisable within 60 days of the record date. Mr. Kamm held the office of President and Chief Executive Officer, and was a Director, of the Company until his resignation effective December 31, 1996. The exercisability of all of Mr. Kamm's unvested stock options was accelerated on December 31, 1996 pursuant to the terms of his Separation Agreement with the Company. See "Employment Contracts; Severance, Termination of Employment and Change-In-Control Arrangements" below.

 (6)Includes 94,000 shares covered by options which are exercisable within 60 days of the record date.

 (7)Includes 6,000 shares covered by options which are exercisable within 60 days of the record date.

 (8) Mr. Schinas' address is 11001 Bren Road East, Minnetonka, Minnesota 55343.

 (9) Includes 51,000 shares covered by options which are exercisable within 60 days of the record date.

(10) Includes 73,000 shares covered by options which are exercisable within 60 days of the record date. Mr. Wall held office as Vice President, Chief Financial Officer and Treasurer until September 30, 1996.

(11) Includes 8,000 shares covered by options which are exercisable within 60 days of the record date.

(12) Includes 240,000 shares covered by options which are exercisable within 60 days of the record date held by four non-employee directors of the Company and 390,900 shares covered by options which are exercisable within 60 days of the record date held by three executive officers and two former executive officers of the Company.

(13) Based on information as of June 1996, contained in the Form 13G filed by the applicable stockholder with the Securities and Exchange Commission.

(14) Based on information as of September 1996, contained in the Form 13G filed by the applicable stockholder with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

    The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at three the number of directors to be elected to the Board at the 1997 Annual Meeting of Stockholders and has nominated the three persons named below for election as directors. The Board has nominated Robert S. Moe to stand for election for a two-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the three nominees named below.

    Each of the nominees named below is currently a director of the Company, and each has indicated a willingness to serve as a director. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

    Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 1996 Annual
Meeting:

DIRECTOR NOMINEE FOR TERM EXPIRING IN 1999:

ROBERT S. MOE, AGE 65

    Mr. Moe has been a member of the Board of Directors since October 1996. From 1981 to his retirement in 1993, he was the Chief Financial Officer of Polaris Industries, Inc., a manufacturer of snowmobiles, all-terrain vehicles and personal watercraft. He is also a director of Polaris Industries, Inc.

DIRECTOR NOMINEES FOR TERM EXPIRING IN 2000:

WILLIS K. DRAKE, AGE 73

    Mr. Drake has been a member of the Board of Directors since 1987. Since 1983, Mr. Drake has been a private investor. Mr. Drake is also a director of Analysts International Corporation, a software manufacturer, Innovex Inc., a manufacturer of specialty precision electromagnetic products, U-SHIP, Inc., a manufacturer of automated parcel shipping systems, and Telident, Inc., a manufacturer of telephone system enhancement equipment, as well as several privately held companies.

DAVID STANLEY, AGE 61

    Mr. Stanley has been a member of the Board of Directors since 1990. Mr. Stanley has been Chairman and Chief Executive Officer of Payless Cashways, Inc., a building materials retailer, since 1984. He is also a director of Best Buy Co., Inc., a consumer electronics retailer, and Piper Jaffray Companies Inc., a securities industry holding company.

DIRECTORS WHOSE TERMS EXPIRE AFTER 1996:

JOHN P. SCHINAS, AGE 59

    Mr. Schinas, a founder of the Company, has been its Chairman of the Board since July 1991. He has been a member of the Board of Directors since the Company's inception in July 1985 and served as the Company's Chief Executive Officer from July 1985 to January 1992.

RICHARD E. EICHHORN, AGE 67

    Mr. Eichhorn has been a member of the Board of Directors since 1987. Since April 1992, Mr. Eichhorn has been a private investor. From July 1991 to April 1992 Mr. Eichhorn was President and Chief Executive Officer of CPT Holdings, Inc. and its wholly-owned subsidiary, CPT Office Systems Inc., a manufacturer of office automation systems. He is also a director of several privately held companies.

MYKOLA MOROZ, AGE 59

    Mr. Moroz, a founder of the Company, has been a member of the Board of Directors since July 1991. He was a consultant to the Company on manufacturing operations from December 1994 to November 1996. He was President of the Company from July 1991 to November 1994 and Chief Executive Officer from January 1992 to November 1994. Mr. Moroz was Chief Operating Officer of the Company from July 1991 to January 1992. Mr. Moroz is also a director of Parts 1, Inc., a privately held corporation that is a supplier to the Company.

    None of the directors is related to any other director or to any executive officer of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

    The Board of Directors met eleven times during fiscal 1996. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served during fiscal 1996, except Mr. Moe, who was not elected to the Board until after the end of fiscal 1996. The Company has an Audit Committee, a Compensation Committee and Corporate Governance and Nominating Committee. Following is a description of the functions performed by each of these Committees.

AUDIT COMMITTEE

    The Company's Audit Committee consists of Messrs. Stanley (Acting Chairman) and Eichhorn. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met one time during fiscal 1996.

COMPENSATION COMMITTEE

    The Company has a Compensation Committee consisting of Messrs. Eichhorn (Chairman) and Drake, which reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans and administers the Digi International Inc. Stock Option Plan and the Digi International Inc. Employee Stock Purchase Plan. The Compensation Committee met six times during fiscal 1996.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

    The Corporate Governance and Nominating Committee, which advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The Committee, consisting of Messrs. Stanley (Chairman) and Schinas, met once in fiscal 1996.

    This Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Corporate Governance and Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

DIRECTOR COMPENSATION

    Currently, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock who is newly elected to the Board, whether elected at an annual meeting or during the year, and who has not previously been a director of the Company, receives a one-time, non-elective grant of an option to purchase 5,000 shares of Common Stock of the Company at the then-current market price. Furthermore, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is elected at an annual meeting receives a non-elective grant of an option to purchase 1,500 shares of Common Stock of the Company at the then-current market price. If a newly elected non-employee director is first elected during the year, then such non-elective option grant is prorated. In addition, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is elected at an annual meeting has an election to receive one of the following: (i) an option to purchase 6,000 shares of Common Stock of the Company at the then-current market price or (ii) cash payments consisting of an annual retainer of $8,000, payable quarterly in arrears, plus per meeting fees of $750 for each meeting of the Board of Directors attended and $350 for each committee meeting attended that is not held on the same day as a meeting of the Board of Directors. If a newly elected non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock is first elected during the year, the option grant to purchase 6,000 shares of Common Stock or the $8,000 annual retainer is prorated. Directors who beneficially own more than 5% of the Company's outstanding Common Stock serve without compensation.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company's executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 1996.

COMPENSATION PHILOSOPHY

    The Company has a "pay for performance" compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company's compensation practices reward executives commensurately with their ability (i) to meet the Company's established financial targets, through cash bonuses and commissions, and (ii) to drive increases in stockholder value, through stock options.

    A central feature of the Company's compensation program is its emphasis on objective performance incentives. Under the Company's historical practice, performance targets are established by the Committee at the outset of each fiscal year for each executive officer (other than Mr. Schinas, who serves as Chairman of the Board for an annual salary of $100,000, and such bonus compensation as the Committee may determine to award in its discretion). These performance targets may be reached only if the Company (or other relevant business unit) is successful in meeting its net sales and after-tax earnings objectives set forth in its budget plan for the upcoming fiscal year, and take into account the scope of the individual's duties (e.g., Company-wide, division or subsidiary) and the complexity of those duties. The Company's historical practice has been to communicate to each executive, at the outset of a fiscal year, the performance targets that must be met for that fiscal year and the amount of cash bonus and commission that the executive will be eligible to receive if such goals are met.

    Based principally upon a previous report of an independent compensation consultant, the Committee believes that base salaries of the Company's executive officers are below average relative to its national and regional peer companies. However, if the cash bonus targets are fully achieved, executive officers of the Company are able to earn total cash compensation that is above average relative to these peer companies as a group. This analysis supports the Committee's compensation philosophy of putting a substantial portion of executives' total cash compensation "at risk" by tying it to the achievement of objective financial results, and giving executives the opportunity to earn above average compensation through performance.

    For fiscal 1997, the Company's cash bonus plan emphasizes the achievement of Company-wide financial goals, other than with respect to those executive officers (including Messrs. Glader, Wymer and Nelson) that have employment agreements that provide individualized measurements for cash bonus entitlement which are based on both Company-wide and business unit performance. See "Employment Contracts; Severance, Termination and Change-in-Control Arrangements" below.

    An additional important aspect of the Company's compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive's interests are aligned with the long-term interests of the Company's stockholders. Executives are thereby given the incentive not only to meet the Company's annual performance objectives, but also to achieve longer-term strategic goals.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The key components of the Company's compensation program are base salary, cash bonuses and commissions, and stock options.

    BASE SALARY. The Committee annually reviews the base salary of each executive officer. In determining the appropriate base salary level for fiscal 1996, the Company considered base salaries for the previous fiscal year and individual performance, including performance in relation to performance targets for the then-ending fiscal year.

    Until his resignation effective December 31, 1996, the Company was a party to an employment agreement with Ervin F. Kamm, Jr., pursuant to which Mr. Kamm had agreed to serve for an indefinite term in a senior executive capacity, initially as President and Chief Executive Officer, for an annual base salary of $215,000, subject to an annual review of Mr. Kamm's base salary by the Committee. For fiscal 1996 Mr. Kamm's base salary was raised to $236,500, and, prior to his resignation, Mr. Kamm's base salary for fiscal 1997 was raised to $250,000. The Committee believes that Mr. Kamm's base salary was below average relative to base salaries of comparable companies.

    The Company entered into employment agreements with certain executive officers, including Messrs. Glader, Kelley, Nelson and Wymer, that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company's compensation philosophy described above.

    John P. Schinas and the Company are parties to an employment agreement pursuant to which Mr. Schinas has agreed to serve for an indefinite term as Chairman of the Board for an annual base salary of $100,000. Pursuant to the agreement, the Committee may, in its discretion, also grant Mr. Schinas incentive compensation.

    CASH BONUSES AND COMMISSIONS. Each executive of the Company is given a specified bonus target which he or she will receive if the applicable budget objectives are met. These bonus targets have typically been 100% of base salary; Mr. Kamm's employment agreement provided a target bonus of 120% of his base salary. For fiscal 1997, the Committee has increased these bonus targets to 110% of base salary for Messrs. Glader, Nelson, Wymer and Kelley; prior to his resignation, Mr. Kamm's bonus target was increased to 130% of base salary for fiscal 1997. If some or all of the objectives are not met, the executive's portion of the bonus pool, if any, is decided by the Committee (other than Messrs. Wymer and Nelson, whose employment contracts provide for a sliding scale based upon the achievement of at least 80% of the relevant bonus targets). If the objectives are exceeded, the Committee may decide to award more than the target amount. In fiscal 1996 these targets were not fully achieved. The Committee determined to award no performance bonuses for fiscal 1996. In fiscal 1996, Messrs. Nelson and Kelley earned cash bonuses which were guaranteed in connection with their offers of employment with the Company. Any bonus payable to Mr. Nelson or Mr. Kelley for fiscal 1997, other than Mr. Kelley's guaranteed bonus which has already been paid, will be earned through performance and is not guaranteed.

    The employment contract of Mr. Wymer also provides that he is entitled to receive a 1% commission equal to the amount by which net sales exceed the Company's budget plan, although the commission is payable only if the after-tax profit margin for that year equals or exceeds the budget for that year. Prior to his resignation, Mr. Kamm's employment contract provided for such a commission. Messrs. Kamm and Wymer did not receive a commission for fiscal 1996.

    STOCK OPTIONS. Long-term incentives are provided through the Company's Stock Option Plan. The Plan is administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. While the Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option, the Committee's historical practice has been to grant stock options to employees vesting over five years in order to strengthen the employee's ties to the Company and to focus on enhancing stockholder value on a long-term basis. However, in August 1996 options to purchase an aggregate of 64,500 shares were granted to Messrs. Kamm, Glader, Kelley, Nelson and Wymer vesting over five years with the possibility of accelerated vesting of the 20% increments allocated to the fourth and fifth years if the closing price of the Company's Common Stock equals or exceeds $26.00 per share for twenty consecutive trading days. The exercisability of all options granted to Mr. Kamm was accelerated to December 31, 1996 pursuant to the terms of his Separation Agreement with the Company, dated December 31, 1996.

    At the end of each fiscal year, the Committee considers whether awards will be made to executive officers under the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant.

    In fiscal 1996 the Committee granted to Mr. Kamm options to purchase an aggregate of 53,900 shares as follows: 35,000 shares at $27.50 per share ($.25 per share below the fair market value on the date of grant), vesting over a five-year period, and 18,900 shares at $14.50 per share (the fair market value on the date of grant), vesting over a five-year period with the possibility of accelerated vesting of the 20% increments allocated to the fourth and fifth years under the terms described above. Pursuant to the terms of his Separation Agreement with the Company, all of Mr. Kamm's unvested options were accelerated to become exercisable as of December 31, 1996. In fiscal 1996, other executive officers were granted options to purchase an aggregate of 165,600 shares at prices ranging from $14.50 per share to $28.50 per share (each at the fair market value on the date of the grant).

    401-K SAVINGS AND PROFIT SHARING PLAN. Company officers may participate in the Company's 401-K Savings and Profit Sharing Plan (the "401-K Plan") which allows any Company employee who has completed six months of service and who is at least 18 years of age to contribute up to 15 percent of his or her earnings to the 401-K Plan. However, the participant's contributions are subject to an annual maximum imposed by the Internal Revenue Code of 1986, as amended (the "Code"), which was $9,500 in 1996 and will be indexed for inflation in future years.

    Under the 401-K Plan, the Company has discretion to make either profit sharing contributions or matching contributions. For any given year, the Company may decide to make no such contributions, to make one type of contribution or to make both types of contributions. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. Matching contributions are allocated in proportion to the contributions each participant makes from his or her salary, unless the Company specifies a different matching formula for a particular year. To be eligible to receive either type of contribution for a particular year, the participant must be employed by the Company on

December 31st of that year and must have completed at least 1,000 hours of service during the year. During fiscal 1996, the Company allocated its matching contribution under the 401-K Plan for fiscal 1995. For fiscal 1995, contributions of $819 were made on behalf of each of Messrs. Kamm, Glader, Wymer and Wall, $798 on behalf of Mr. Schinas, $620 to Mr. Moroz, $426 to Mr. Nelson and $6,729 on behalf of all executive officers as a group (9 persons). For fiscal 1996, the Company has decided to make no matching contribution and no profit sharing contribution.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During the 1996 fiscal year the members of the Committee were Willis K. Drake, Richard E. Eichhorn and, until his resignation from the Board in August 1996, Richard E. Offerdahl. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

                                         COMPENSATION COMMITTEE
                                          Richard E. Eichhorn, Chairman
                                          Willis K. Drake

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table contains information concerning annual and long-term compensation provided to the chief executive officer and the other five most highly compensated executive officers of the Company (the "Named Officers") who received remuneration exceeding $100,000 for the fiscal years ended September 30, 1996, 1995, and 1994.

                                                                                              LONG-TERM
                                                                                              COMPENSATION
                                                                        ANNUAL COMPENSATION   AWARDS
                                                                      ------------------------
                                                                                              -------    ALL
                               NAME AND                               FISCAL                  OPTIONS   OTHER
                          PRINCIPAL POSITION                          YEAR   SALARY   BONUS(1)   (#)   COMPENSATION(2)
--------------------------------------------------------------------------  --------  ---------------  -------
Ervin F. Kamm, Jr., President,                                        1996  $234,019  $      0 53,900  $    0
 Chief Executive Officer, Director(3)                                 1995   190,257   186,000 230,000    819
Dana R. Nelson                                                        1996   150,000    63,000 12,000       0
 Vice President(4)
Michael D. Kelley                                                     1996    77,885    58,413 30,800       0
 Vice President(5)
Gerald A. Wall, Vice President,                                       1996   134,808         0 10,000       0
 Chief Financial Officer,                                             1995   127,500    93,500 10,000     819
 Treasurer(6)                                                         1994   115,000    92,000 20,000     860
Douglas J. Glader, Vice President(7)                                  1996   134,712         0 10,800       0
                                                                      1995   127,898    86,500 20,000     819
                                                                      1994   100,800    50,000 30,000       0
Ray D. Wymer, Vice President(8)                                       1996   158,654         0 12,000       0
                                                                      1995   125,386   108,000 30,000     819
                                                                      1994   110,000         0      0     693

------------------------
(1) Bonuses paid to Messrs. Nelson and Kelley in 1996 are pursuant to their respective employment agreements with the Company. See "Employment Contracts; Severance, Termination of Employment and Change-in-Control Arrangements" below.

(2) All Other Compensation reported represents Company contributions to the 401-K Plan for the accounts of the Named Officers. The Company has decided to make no matching contribution to the 401-K Plan for fiscal 1996.

(3) Mr. Kamm became President and Chief Executive Officer on December 1, 1994. He held office as President and Chief Executive Officer, and as a Director, until December 31, 1996.

(4) Mr. Nelson joined the Company as a Vice President in June 1995.

(5) Mr. Kelley joined the Company as a Vice President in February 1996.

(6) Mr. Wall held office as Vice President, Chief Financial Officer and Treasurer until September 30, 1996.

(7) Mr. Glader joined the Company in 1994, and became Vice President in February 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                     INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                                        PERCENT OF
                                          NUMBER OF       TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                                          SECURITIES     OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                                          UNDERLYING    GRANTED TO    EXERCISE                  PRICE APPRECIATION FOR OPTION
                                           OPTIONS      EMPLOYEES     OR BASE                             TERMS (2)
                                           GRANTED      IN FISCAL      PRICE     EXPIRATION   ----------------------------------
                  NAME                       (#)           YEAR        ($/SH)       DATE      0% ($)     5% ($)       10% ($)
----------------------------------------  ----------   ------------   --------   ----------   ------  ------------  ------------
Ervin F. Kamm, Jr.......................    35,000            2.94%   $    27.50   06/30/97   $8,750  $    619,564  $  1,556,672
Ervin F. Kamm, Jr.......................    18,900            1.59         14.50   06/30/97        0       446,399       710,815
Dana R. Nelson..........................    12,000            1.01         14.50   08/29/06        0       283,428       451,311
Michael D. Kelley.......................    20,000            1.68         25.25   02/19/06        0       317,592       804,840
Michael D. Kelley.......................    10,800                 .91      14.50   08/29/06       0       255,085       406,180
Gerald A. Wall..........................    10,000                 .84      27.50   09/30/97   2,500       177,018       444,764
Douglas J. Glader.......................    10,800                 .91      14.50   08/29/06       0       255,085       406,180
Ray D. Wymer............................    12,000            1.01         14.50   08/29/06        0       283,428       451,311
All Stockholders' Potential Realizable Value at Assumed Growth Rates (3)...................
                                                                                              $    0  $416,766,665  $663,631,260
--------------------------------------------------------------------------------------------------------------------------------

(1) The right to exercise the stock options set forth in this table vests as to 20% of the shares subject to such options on the first through fifth anniversaries of the date of grant. However, the 12,000 share options granted to Messrs. Nelson and Wymer, and the 10,800 share options granted to Messrs. Kelley and Glader all have the possibility of accelerated vesting of the 20% increments designated for the fourth and fifth years if the closing price of the Company's Common Stock equals or exceeds $26.00 per share for twenty consecutive trading days. The 35,000 share and 18,900 share options granted to Mr. Kamm became exercisable on December 31, 1996, and will expire on June 30, 1997, pursuant to the terms of his Separation Agreement with the Company. The 10,000 share option granted to Mr. Wall will vest on June 30, 1997, and will expire on September 30, 1997, pursuant to the terms of his Separation Agreement with the Company.

(2) The dollar amounts under these columns are the results of calculations at a 0% annual appreciation rate, and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's stock. Stockholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's stock appreciates, which benefits all stockholders commensurately.

(3) These calculations are based upon 13,341,273 outstanding shares and assume a base price of $21.85, the average price of the options granted to the Named Officers.

                               AGGREGATED OPTION
                         EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 1996 and any value of their unexercised stock options as of September 30, 1996. The Named Officers did not exercise stock options in fiscal 1996 pursuant to the Company's Stock Option Plan. The Company has not issued any stock appreciation rights to the Named Officers.

                                                                                                   VALUE OF
                                                                      NUMBER OF                  UNEXERCISED
                                                                     UNEXERCISED                 IN-THE-MONEY
                                                                      OPTIONS AT                  OPTIONS AT
                                                                        FY-END                    FY-END(1)
                              SHARES ACQUIRED      VALUE      --------------------------  --------------------------
            NAME                ON EXERCISE      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Ervin F. Kamm, Jr...........             0      $         0       12,000        271,900(2) $         0 $           0
Dana R. Nelson..............             0                0        6,000         36,000             0              0
Michael D. Kelley...........             0                0            0         30,800             0              0
Gerald A. Wall..............             0                0       40,000         33,000       147,000            750
Douglas J. Glader...........             0                0       16,000         44,800        30,000         45,000
Ray D. Wymer................             0                0        6,000         36,000             0              0

------------------------
(1) Value is based on a share price of $14.25, which was the last reported sale price for a share of Common Stock on the Nasdaq National Market System on September 30, 1996, minus the exercise price.

(2) The exercisability of all of Mr. Kamm's unvested options was accelerated as of December 31, 1996 pursuant to the terms of his Separation Agreement with the Company.

                EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    ERVIN F. KAMM, JR. Until his resignation on January 3, 1997, effective December 31, 1996, the Company and Mr. Kamm were parties to an employment agreement. The agreement provided that Mr. Kamm would be paid a base salary initially at the annual rate of $215,000. The Committee increased Mr. Kamm's base salary to $250,000 for fiscal 1997. The agreement also provided that Mr. Kamm would be entitled to a cash bonus equal to 120% of his base salary (130% for fiscal 1997), provided that the net sales and after-tax earnings targets for such year were met. In addition, he was entitled to a commission equal to 1% of net sales in excess of the net sales target for a particular year, provided that the after-tax profit margin equals or exceeds the targeted after-tax profit margin. No cash bonus or commission was paid in 1996, and none will be paid in 1997.

    The employment agreement also provided for the issuance of stock options to purchase an aggregate of 230,000 shares of Company Common Stock. These options were granted at the fair market value on the date of grant, vesting over a seven-year period. In November 1995, the Committee granted Mr. Kamm an option to purchase 35,000 shares at $.25 per share below the fair market value on the date of grant, vesting over five years. In August 1996, the Committee granted Mr. Kamm an option to purchase 18,900 shares at the fair market value on the date of the grant, vesting over five years with the possibility of accelerated vesting of the 20% increments allocated to the fourth and fifth years if the closing price of the Company's Common Stock equals or exceeds $26.00 per share for twenty consecutive trading days. The agreement also provided that Mr. Kamm was entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    Under the terms of Mr. Kamm's employment agreement, if the Company had terminated his employment without cause, Mr. Kamm would have been entitled to receive his then current base salary for a period of twelve months. In addition, any unvested stock options would have vested immediately prior to any termination of his employment by the Company without cause. Any unvested stock options would also have vested in the event of a "change in control" of the Company, which is deemed to have occurred if any person or group acquires more than 30% of the voting power of the Company, or if there is a change in the membership of the Board of Directors, not approved by the continuing directors, such that persons who were directors at the beginning of any three-year period no longer constitute a majority of the Board.

    Mr. Kamm resigned as a director, officer and employee of the Company effective December 31, 1996 and entered into a Separation Agreement with the Company. The Separation Agreement provides for a severance payment of $250,000, payment of $19,231 for accrued and earned but unused vacation and payment of $5,386 to offset premiums for continuation of group medical and dental insurance coverages. Under the terms of the Separation Agreement, the vesting of all of Mr. Kamm's unvested stock options was accelerated to December 31, 1996 and, unless previously exercised, all of Mr. Kamm's stock options will lapse on June 30, 1997. Mr. Kamm has also agreed to serve as a consultant to the Company until March 31, 1997 and has agreed that he will not compete with the Company until January 1, 1998. Finally, each of the Company and Mr. Kamm has executed a release of all potential claims in favor of the other. The Separation Agreement and Mr. Kamm's release in favor of the Company will become binding on January 18, 1997, the day after the expiration of Mr. Kamm's rescission period, if Mr. Kamm has not exercised his right of rescission prior to that time.

    JERRY A. DUSA. On January 3, 1997, Jerry A. Dusa was named the interim acting Chief Executive Officer of the Company. The agreement between the Company and Mr. Dusa provides that Mr. Dusa will receive a salary of $200,000 per year and a living expense of up to $1,400 per month. In addition, Mr. Dusa will receive an option to purchase 10,000 shares of the Company's Common Stock at a per share exercise price of $10.125 and vesting upon the earlier of one year from the date of grant (i.e. January 3, 1998) or the selection of another person as permanent Chief Executive Officer of the Company.

    Prior to becoming the interim acting Chief Executive Officer of the Company, Mr. Dusa acted as a consultant to the Company whereby he received a salary of $180,000 per year plus a bonus of $10,000 per month, one-half of which was guaranteed, and the other one-half of which was based on the achievement of certain targets for the Company's LAN Connect PMU ("LAN Connect"). In addition, Mr. Dusa was granted an option to purchase 15,000 shares of the Company's Common Stock at a per share exercise price of $14.25. The vesting of such option was subject to the achievement of certain targets for LAN Connect. Pursuant to the agreement whereby Mr. Dusa became interim acting Chief Executive Officer of the Company, Mr. Dusa's existing consulting agreement and option to purchase 15,000 shares of Company Common Stock were both terminated.

    DOUGLAS J. GLADER. The Company's agreement with Mr. Glader on February 6, 1995 provides that Mr. Glader will be paid a base salary at the annual rate of $120,000, which the Committee increased to $135,000 for fiscal 1996 and has increased to $170,000 for fiscal 1997. The Committee will review Mr. Glader's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increases in base salary. Under his agreement, Mr. Glader also is entitled to a cash bonus equal to 100% of his base salary in any fiscal year, provided that the net sales and after-tax earnings targets for such year have been met. The Committee has increased this percentage to 110% for fiscal 1997. In the event that such targets are not met, the Committee may, but is not obligated to, provide for a cash bonus to Mr. Glader. In addition, Mr. Glader was granted an option to purchase 20,000 shares of Common Stock of the Company with an exercise price at the fair market value on the date of grant, vesting over five years. In August 1996, Mr. Glader was granted an option to purchase 10,800 shares at the fair market value on the date of the grant, vesting over five years on the same terms as Mr. Kamm's August 1996 grant. If Mr. Glader's employment is terminated without cause, he would be entitled to receive severance of $60,000. Mr. Glader also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    GERALD A. WALL. The Company's agreement with Mr. Wall on May 18, 1995 provided that Mr. Wall would be paid a base salary at the annual rate of $130,000, which the Committee increased to $135,000 for fiscal 1996. Mr. Wall also was entitled to a cash bonus equal to 100% of his base salary in any fiscal year, provided that the net sales and after-tax earnings targets for such year have been met. Finally, Mr. Wall was granted an option to purchase 10,000 shares of Common Stock of the Company with an exercise price at the fair market value on the date of grant, vesting over five years. In November 1995, Mr. Wall was granted an option to purchase an additional 10,000 shares at $.25 per share below the fair market value on the date of the grant, vesting over five years. Mr. Wall also was entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies. Mr. Wall resigned as an officer of the Company effective September 30, 1996 and entered into a Separation Agreement with the Company providing for payment of base salary through November 15, 1996, payment of an additional $74,712 and acceleration of the vesting of all of Mr. Wall's stock options. Under the terms of the Separation Agreement, Mr. Wall has agreed to provide consulting services to the Company and has released all claims he may have against the Company.

    RAY D. WYMER. On May 15, 1995, the Company and Mr. Wymer entered into an amendment of Mr. Wymer's existing employment agreement, dated April 13, 1995, providing for an increase of Mr. Wymer's base salary to $150,000 from $110,000. For fiscal 1997, the Committee has increased his base salary to $165,000. The Committee will review Mr. Wymer's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increases in base salary. The amended agreement provided that Mr. Wymer would be entitled to a cash bonus equal to 100% of his base salary, provided that the net sales and after-tax earnings targets for such year have been met. The Committee has increased this percentage to 110% for fiscal 1997. In the event that such targets are not met, the Committee may, but is not obligated to, provide for a cash bonus to Mr. Wymer. Beginning in fiscal 1996, Mr. Wymer's bonus is dependent on the achievement of both Company-wide and business unit objectives. The bonus percentage is based on a sliding scale of achievement of at least 80% of the relevant objectives. Mr. Wymer also is restricted from competing with the Company for two years following the termination of his employment. Finally, Mr. Wymer was granted an option to purchase 20,000 shares of Common Stock of the Company with an exercise price at the fair market value on the date of grant, vesting over five years. In August 1996, Mr. Wymer was granted an additional option to purchase 12,000 shares at the fair market value on the date of the grant, vesting over five years on the same terms as Mr. Kamm's August 1996 grant. Mr. Wymer also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    MICHAEL D. KELLEY. The Company's agreement with Mr. Kelley dated February 7, 1996, provides that Mr. Kelley will be paid a base salary at an annual rate of $135,000, which the Committee has increased to $148,500 for fiscal 1997. The Committee will review Mr. Kelley's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increase in base salary. Under his agreement, Mr. Kelley also is entitled to a cash bonus equal to 100% of his base salary, provided that after-tax earnings targets for such year are met. The Committee has increased this percentage to 110% for fiscal 1997. In the event that such targets are not met, the Committee may, but is not obligated to, provide for a cash bonus to Mr. Kelley. For his first twelve months of employment, Mr. Kelley was also paid a guaranteed cash bonus equal to 75% of his base salary. Finally, Mr. Kelley's agreement provided for an option to purchase 20,000 shares of Common Stock of the Company at the fair market value on the date of the grant, vesting over five years. In August 1996, the Committee granted Mr. Kelley an option to purchase an additional 10,800 shares at the fair market value on the date of the grant, vesting over five years on the same terms as Mr. Kamm's August 1996 grant.

    DANA R. NELSON. The Company's agreement with Mr. Nelson dated June 1, 1995, provides that Mr. Nelson will be paid a base salary at an annual rate of $150,000, which the Committee has increased to $165,000 for fiscal 1997. The Committee will review Mr. Nelson's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increase in base salary. Under his agreement, Mr. Nelson also is entitled to a cash bonus dependent on the achievement of both Company-wide and business unit objectives of up to 100% of his base salary, which percentage the Committee has increased to 110% for fiscal 1997. The bonus is based on a sliding scale of achievement of at least 80% of relevant objectives. For each of fiscal 1995 and fiscal 1996, Mr. Nelson also received a guaranteed bonus of $50,000 in each year. In fiscal 1996, Mr. Nelson received an additional bonus of $13,000 related to housing expenses incurred as a result of his relocation to join the Company. If Mr. Nelson's employment is terminated without cause, he would be entitled to receive a severance payment of $75,000, and an additional $12,500 per month for up to six months if he remains unemployed. Finally, Mr. Nelson's agreement provided for an option to purchase 30,000 shares of Common Stock of the Company at the fair market value on the date of the grant, vesting over five years. In August 1996, the Committee granted Mr. Nelson an option to purchase an additional 12,000 shares at the fair market value on the date of the grant, vesting over five years on the same terms as Mr. Kamm's August 1996 grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal 1996, the Company purchased 225,000 shares of its Common Stock from William Blair & Company, a registered broker-dealer and 8.7% stockholder of the Company, in its capacity as a marketmaker for the Common Stock of the Company. These shares were acquired pursuant to the Company's stock repurchase program, which was conducted in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The aggregate purchase price for all shares acquired was $5,215,625, without any marketmaker mark-ups. The prices paid to William Blair & Company were prevailing market prices, and the acquisition of shares at a net price, without any marketmaker mark-ups, was comparable to the terms of transactions with other broker-dealers from which the Company repurchased shares.

                            SECTION 16(a) REPORTING

    Section 16(a) of the 1934 Act requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 1996, except as noted below. On December 12, 1996, Ervin F. Kamm, Jr., Michael D. Kelley, Douglas J. Glader, Ray D. Wymer and Dana R. Nelson, all officers of the Company at that time, each filed a Form 5 which was due November 14, 1996. These reports disclosed the grant to each such person, on August 30, 1996, of options to purchase shares of Common Stock of the Company.

                             PERFORMANCE EVALUATION

    The graph below compares the total cumulative stockholders' return on the Common Stock for the period from the close of the NASDAQ Stock Market -- U.S. Companies on September 30, 1991 to September 30, 1996, the last day of fiscal 1996, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "CRSP Index") and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the "Peer Index") over the same period. The index level for the graph and table was set to $100 on September 30, 1991 for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                               NASDAQ COMPUTER
                                    Nasdaq Stock Market         Manufacturers Stocks
              Digi International
                            Inc.         (US Companies)   SIC 3570-3579 US & Foreign
09/30/91                 100.000                100.000                      100.000
10/31/91                 110.204                103.306                       97.934
11/29/91                  96.939                 99.838                       91.731
12/31/91                 112.245                112.035                      103.220
01/31/92                 101.020                118.585                      118.250
02/29/92                  97.959                121.272                      125.902
03/31/92                  77.551                115.549                      115.189
04/30/92                  78.061                110.593                      110.551
05/29/92                  82.653                112.030                      112.037
06/30/92                  81.122                107.650                      102.181
07/31/92                  90.306                111.463                      105.134
08/31/92                  82.653                108.056                      100.989
09/30/92                  87.245                112.073                      107.556
10/30/92                 105.612                116.487                      118.969
11/30/92                 123.980                125.755                      130.895
12/31/92                 144.643                130.384                      138.749
01/29/93                 140.816                134.096                      145.875
02/26/93                 131.633                129.093                      133.225
03/31/93                 139.286                132.829                      131.288
04/30/93                 111.735                127.160                      124.561
05/28/93                 136.225                134.756                      135.814
06/30/93                 134.676                135.379                      126.154
07/30/93                 123.214                135.539                      114.277
08/31/93                 139.286                142.545                      116.188
09/30/93                 130.102                146.790                      112.869
10/29/93                 136.225                150.089                      121.125
11/30/93                 117.857                145.613                      124.022
12/31/93                 136.225                149.672                      131.494
01/31/94                 117.857                154.216                      137.972
02/28/94                 113.265                152.774                      141.305
03/31/94                 105.612                143.377                      127.479
04/29/94                  83.227                141.517                      119.141
05/31/94                  81.122                141.862                      110.959
06/30/94                  91.837                136.675                      103.359
07/29/94                  81.122                139.477                      110.255
08/31/94                  87.245                148.369                      121.088
09/30/94                  87.245                147.990                      125.669
10/31/94                 102.551                150.898                      137.135
11/30/94                 102.551                145.893                      135.695
12/30/94                 114.796                146.303                      144.420
01/31/95                 131.633                147.123                      141.222
02/28/95                 142.347                154.904                      145.130
03/31/95                 134.694                159.493                      152.236
04/28/95                 136.225                164.515                      160.001
05/31/95                 125.510                168.757                      164.507
06/30/95                 139.286                182.433                      185.136
07/31/95                 150.765                195.842                      199.801
08/31/95                 172.959                199.811                      212.648
09/29/95                 172.959                204.406                      222.755
10/31/95                 163.772                203.235                      232.935
11/30/95                 142.347                208.007                      241.488
12/29/95                 116.326                206.904                      227.489
01/31/96                 142.347                207.925                      228.384
02/29/96                 165.306                215.849                      251.268
03/29/96                 168.367                216.567                      234.502
04/30/96                 172.959                234.525                      268.781
05/31/96                 172.194                245.286                      287.066
06/28/96                 163.775                234.225                      263.718
07/31/96                  78.061                213.330                      237.050
08/30/96                  87.245                225.317                      254.029
09/30/96                  87.245                242.560                      291.497

                    PROPOSED AMENDMENTS TO STOCK OPTION PLAN

DESCRIPTION OF THE PLAN AND PROPOSED AMENDMENTS

    The Plan provides for the issuance of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the issuance of nonstatutory stock options.

    The purpose of the Plan is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. It is also expected that the opportunity provided by the Plan to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

    The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists of not less than two directors who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). As permitted by recent amendments to rules promulgated under Section 16 of the 1934 Act, the Plan was recently amended to allow the Chief Executive Officer of the Company to make grants to persons not required to file reports under Section 16 of the 1934 Act, upon the precedent delegation of such authority by the Committee. At the present time, the Committee has not granted such authority to the Chief Executive Officer. Subject to the provisions of the Plan, the Committee may from time to time adopt such rules for the administration of the Plan as it deems appropriate.

    The Plan currently provides that the Committee may grant options to purchase shares of Common Stock of the Company, not to exceed 3,629,400 shares in the aggregate. No incentive stock options have been granted under the Plan. Nonstatutory stock options to purchase an aggregate of 2,353,518 shares of Common Stock were outstanding as of December 13, 1996 and held by 407 employees, including executive officers, under the Plan. At December 13, 1996, options to purchase an aggregate of 324,139 shares of Common Stock would be available for future stock option grants under the Plan. Options outstanding at December 13, 1996 have per share exercise prices ranging from $.50 to $29.25, or a weighted average per share exercise price of $18.22, and generally expire ten years from the date of grant of the option, on dates ranging between June 25, 1998 and October 3, 2006 (unless exercised prior to that time). Approximately 200 key employees are currently eligible to participate in the Plan.

DESCRIPTION OF THE PROPOSED AMENDMENT

    Effective December 13, 1996, the Board of Directors adopted, effective upon stockholder approval at the 1997 annual meeting, amendments to the Plan's provisions relating to the number of shares of Common Stock authorized for issuance under the Plan and the expiration date of the Plan. The proposed amendments would do the following:

    1. Increase the number of shares of Common Stock that may be issued under the Plan from 3,629,400 to 4,129,400. The purpose of this amendment is to ensure that the Company has flexibility to meet its foreseeable future needs for stock options to be granted under the Plan.

    2. Extend the expiration date of the Plan from November 29, 2004 to December 1, 2006. The purpose of this amendment is to ensure that the Company is able to continue to grant stock options under the Plan after November 29, 2004.

DESCRIPTION OF THE PLAN

    Shares issued upon exercise of options granted under the Plan shall be authorized and unissued shares of Common Stock of the Company or treasury stock. If any option lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such option may again be made subject to subsequently granted options under the Plan. The aggregate number of shares that may be made subject to options granted under the Plan, and the number of shares covered by an outstanding option and the purchase price per share of such option, may, at the discretion of the Committee, be adjusted to give effect to certain adjustments made during the term of the Plan or such option, as the case may be, in the number of shares of Common Stock of the Company outstanding through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change.

    Incentive stock options and nonstatutory stock options may be granted under the Plan to employees of the Company or any subsidiary thereof. The Plan also provides that nonstatutory stock options may be granted to individuals or entities who are not "employees" but who provide services to the Company or any parent or subsidiary thereof in the capacity of a non-employee director, advisor or consultant, and must be granted to non-employee directors of the Company beneficially owning not more than 5% of the outstanding Common Stock. References in this description to "employment" shall include the providing of services in any such capacity or as a director.

    Nonstatutory options may also be granted in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all of the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The Board of Directors of the Company has the discretion to vary the terms and conditions of any substitute options so granted from the terms and conditions set forth in the Plan to the extent that the Board of Directors deems appropriate to conform the substitute options to the options in substitution for which they are granted. The Board of Directors is not authorized to vary such terms and conditions so as to affect the status of any such substitute option as an incentive stock option under the Code.

    The Committee has complete discretion to select all optionees, other than non-employee directors, and to establish the terms and conditions for the grant, vesting and exercise of each option granted to each such optionee, subject in all cases to the provisions of the Plan. As of December 13, 1996, approximately 200 key employees, including executive officers, were eligible to receive option grants under the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. More than one option may be granted to the same employee. In the case of any incentive stock option, to the extent that the aggregate fair market value, determined at the time the option is granted, of shares of Common Stock of the Company with respect to which incentive stock options held by the option holder first become exercisable in any calendar year (under the Plan and any other plans of the Company and its parent and subsidiaries) exceeds $100,000, such options shall be treated as nonstatutory stock options.

    Under the terms of the Plan as currently in effect, each person who is a non-employee director and who beneficially owns not more than 5% of the outstanding Common Stock is given, each year at the conclusion of the annual meeting of stockholders of the Company, (i) a non-elective grant of a nonstatutory stock option to purchase 1,500 shares of Common Stock, and (ii) the right to elect to receive a nonstatutory stock option to purchase 6,000 shares of Common Stock in lieu of cash compensation for the ensuing year. See "Election of Directors -- Director Compensation" above. The Plan also provides that each eligible non-employee director who is elected between annual meetings of the stockholders of the Company is given (i) a nonstatutory stock option to purchase a prorated portion of the 1,500 shares of Common Stock, and (ii) the right to elect to receive, in lieu of cash compensation, a nonstatutory stock option to purchase a prorated portion of 6,000 shares of Common Stock.

    In addition, the Plan provides for an automatic initial one-time grant of a nonstatutory stock option to purchase 5,000 shares of Common Stock when a person who has not previously been a director of the Company (and who does not beneficially own more than 5% of the outstanding Common Stock of the Company) is first elected as a non-employee director.

    All options granted to non-employee directors under the Plan have an exercise price per share equal to the fair market value (as defined in the Plan) of a share of Common Stock on the date of grant. Presently, Messrs. Drake, Eichhorn, Stanley, Moroz and Moe are the only directors eligible to receive non-employee director stock option grants under the Plan.

    The Plan currently provides that (i) options granted to eligible non-employee directors at the conclusion of an annual meeting of stockholders vest as to 50% of the shares subject to the option on the date of each of the first and second subsequent annual meetings, and (ii) options granted to eligible non-employee directors between annual meetings vest as to 50% of the shares subject to the option on each of the first and second anniversaries of the date of grant.

    Notwithstanding the foregoing regular vesting provisions, an option held by a non-employee director vests and becomes immediately exercisable upon the latest of (i) the date on which such director attains 62 years of age, (ii) the date on which such director has completed five years of Service (as hereinafter defined), and (iii) the first anniversary of the date of grant of such option or, if applicable, the annual meeting of stockholders next succeeding the annual meeting at which such option was granted. Any option granted to an eligible non-employee director on or after the first accelerated vesting date for such director automatically vests on the annual meeting of stockholders next succeeding the annual meeting at which such option was granted. "Service", for purposes of this provision, means service to the Company or any subsidiary of the Company in the capacity of an advisor, consultant, employee, officer or director, and Service as a director from an annual meeting of stockholders to the next succeeding annual meeting constitutes a year of Service, notwithstanding that such period may actually be more or less than one year.

    The exercise price for nonstatutory options granted under the Plan to optionees other than non-employee directors as to automatic grants is determined by the Committee in its discretion and may be set at not less than 50% of the fair market value (as defined in the Plan) of the Company's Common Stock as of the date the option is granted. The exercise price for incentive stock options granted to optionees must be the fair market value (as defined in the Plan) of the Common Stock on the date of grant. If an incentive stock option is granted to an employee who owns, at the time of grant, more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) (a "10% Stockholder"), the exercise price shall be at least 110% of the fair market value of the Company's Common Stock on the date of grant. The exercise price for options granted under the Plan may be paid in cash or, at the discretion of the optionee, by delivery to the Company of unencumbered shares of Common Stock of the Company having an aggregate fair market value on the date of exercise equal to the exercise price, or by a combination of cash and such shares. On December 13, 1996, the last reported sale price of the Company's Common Stock on the Nasdaq Stock Market was $14.88 per share.

    The Plan provides that options may be granted at any time prior to November 29, 2004 (December 1, 2006, as proposed to be amended). The date and time of approval by the Committee of the granting of an option shall be considered the date and time of the grant of such option. The term of each option is determined by the Committee but may not exceed ten years from the date the option is granted, or five years in the case of an incentive stock option granted to a 10% Stockholder. Each option and all rights to purchase shares thereunder also shall terminate three months after termination of the employment of an optionee (other than a non-employee director), or one year after termination of employment of an optionee who is disabled, or one year after the death of an optionee. No option granted under the Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

    In the event of the death or disability of an optionholder, options that were not previously exercisable will become immediately exercisable in full if such holder was continuously employed by the Company or a parent or subsidiary of the Company between the date the option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death. Only the individual to whom an option is granted or his or her guardian or legal representative may exercise an option granted under the Plan, and only while such individual is an employee of the Company or of a parent or subsidiary thereof, and only if such individual has been continuously employed by the Company or a parent or subsidiary of the Company since the date the option was granted. An optionholder (other than a non-employee director) may, however, exercise the option within three months after termination of employment, to the extent the option was exercisable immediately prior to such termination, and may exercise the option within one year after termination if termination was the result of the disability of such individual, or, if the optionholder is a non-employee director, such optionholder may exercise the option after such individual ceases to be a director of the Company, to the extent the option was exercisable immediately prior to such individual's ceasing to be a director, and may exercise the option for only one year after such cessation, if cessation was the result of the disability of such individual. An option may be exercised after the death of the optionholder by such holder's legal representatives, heirs or legatees, but only within one year after the death of such optionholder. In no event shall any option be exercisable at any time after its expiration date.

    All options granted under the Plan will be evidenced by a written agreement in such form or forms as the Committee may from time to time determine. The agreement shall specify when each option granted under the Plan shall become exercisable.

    In the event of the proposed dissolution or liquidation of the Company or the proposed merger or consolidation of the Company with or into any other corporation, unless appropriate provision shall have been made in the event of a merger or consolidation for the protection of outstanding options granted under the Plan (a) by substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving the merger or consolidation or a parent corporation of the Company or the surviving corporation to be issuable upon the exercise of options, or (b) by delivery of a number of shares of the Survivor's Stock with a fair market value (as defined in the Plan) as of the effective date of such merger or consolidation equal to the product of the excess of the proceeds to be received per share of Common Stock covered by the option as of the effective date over the exercise price per share, times the number of shares covered by the option, the Committee shall declare that each outstanding option under the Plan shall be cancelled at the time of, or immediately prior to the occurrence of, such event in exchange for payment to each optionholder of cash equal to the amount, for each share covered by the cancelled option, by which the proceeds to be received per share of Common Stock exceeds the exercise price per share covered by such option. At the time of such declaration by the Committee, each option shall immediately become exercisable in full, and may be exercised prior to cancellation. The Plan shall terminate at the time of such cancellation, subject to the aforementioned payment obligations.

    The Board of Directors may at any time amend, suspend or discontinue the Plan; provided, however, that no amendment by the Board of Directors shall, without further approval of the stockholders of the Company, change the class of employees eligible to receive options, increase the total number of shares of Common Stock which may be made subject to options granted under the Plan or change the minimum purchase price for the exercise of an option granted under the Plan (except in the case of adjustments to give effect to certain adjustments made in the number of shares of Common Stock of the Company outstanding), increase the maximum period during which options may be exercised, extend the term of the Plan or change the terms, conditions or eligibility requirements of an option granted or to be granted to a non-employee director under the Plan.

FEDERAL TAX CONSIDERATIONS

    NONSTATUTORY STOCK OPTIONS. No taxable income to an optionee will be realized, and the Company will not be entitled to any related deduction, at the time any nonstatutory stock option is granted under the Plan. Generally, at the time shares are transferred to an optionee pursuant to the exercise of a nonstatutory stock option, the optionee will realize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option price. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is considered to have realized ordinary income as a result of exercise of a nonstatutory stock option. Upon disposition of the shares, any additional gain or loss realized by the optionee will be taxed as a capital gain or loss. The Company will not be entitled to a deduction with respect to the disposition of shares by an optionee.

    Delivery of shares upon exercise of a nonstatutory stock option shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of such required withholdings. The Committee may, but is not required to, permit an optionee to elect to cover all or any part of any required withholding taxes through a reduction in the number of shares of Common Stock delivered to the optionee.

    INCENTIVE STOCK OPTIONS. No taxable income to an optionee will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the optionee disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by an optionee will generally be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by an optionee after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by an optionee upon the exercise of an incentive stock option are disposed of by such optionee before the expiration of the statutory holding periods (a "disqualifying disposition"), such optionee will be considered to have realized as compensation in the year of disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction, at the same time and in the same amount as the optionee is deemed to have realized such ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the optionee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the optionee will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE DIGI INTERNATIONAL INC. STOCK OPTION PLAN.

                      RELATIONSHIP WITH AND APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand L.L.P., independent public accountants, has been the auditors for the Company since 1986. Upon the recommendation of the Audit Committee, the Board of Directors has again selected Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the fiscal year ending September 30, 1997, subject to ratification by the stockholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

    A representative of Coopers & Lybrand L.L.P. will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                               ADDITIONAL MATTERS

    The Annual Report of the Company for the fiscal year ended September 30, 1996, including financial statements, is being mailed with this Proxy Statement.

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                         By Order of the Board of Directors,

                                         /s/ James E. Nicholson
                                          SECRETARY

Dated:  January 10, 1997

                             DIGI INTERNATIONAL INC.
                                STOCK OPTION PLAN
                           AS AMENDED AND RESTATED(*)


1. PURPOSE OF PLAN. The purpose of this Digi International Inc. Stock Option Plan (the "Plan"), is to promote the interests of Digi International Inc., a Delaware corporation (the "Company"), and its stockholders by providing key personnel of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

2. ADMINISTRATION OF PLAN. This Plan shall be administered by a committee of two or more directors (the "Committee") appointed by the Company's board of directors (the "Board"). No person shall serve as a member of the Committee unless such person shall be a "Non-Employee Director" as that term is defined in Rule 16b-3(a)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, stockholders, employees and optionees. To the full extent permitted by law, (i) no member of the Committee or the CEO Stock Option Committee (as defined in this paragraph 2) shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder and (ii) the members of the Committee and the CEO Stock Option Committee shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations. The Committee may delegate all or any part of its authority under this Plan to a one person committee consisting of the Chief Executive Officer of the Company as its sole member (the "CEO Stock Option Committee") for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act ("Section 16 Individuals").

3. SHARES SUBJECT TO PLAN. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of common stock (the "Common Shares") of the Company, $.01 par value, or Common Shares held in treasury, and they shall not exceed 3,629,400 [4,129,400] in the aggregate, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Common Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of shares and in the purchase price per share may be made by the Committee in its sole discretion to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

4. ELIGIBLE PARTICIPANTS. Options may be granted under this Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof. Nonstatutory stock options, as defined in paragraph 5(a) hereof, also shall be granted to directors of the Company who are not employees of the Company or any subsidiary thereof (the "Outside Directors") in accordance with paragraph 6 hereof and may also be granted to other individuals or entities who are not "employees" but who provide services to the Company or a parent or subsidiary thereof in the capacity of an Outside Director, advisor or consultant. References herein to "employed," "employment" and similar terms (except "employee") shall include the providing of services in any such capacity or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as "Eligible

(*) Bracketed text indicates terms to be approved by the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders.

Participants."

5.  TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.

          (a) Subject to the terms and conditions of this Plan, the Committee may, from time to time prior to December 1, 2006, grant to such Eligible Participants as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine; provided, however, that no Eligible Participant may be granted options with respect to more than 250,000 Common Shares during any calendar year. In determining the Eligible Participants to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or any amendment thereto (the "Code")) or a nonstatutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and nonstatutory stock options to the same employee. However, if an incentive stock option and a nonstatutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 5(c)) of Common Shares with respect to which incentive stock options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as nonstatutory stock options.

          (b) The purchase price of each Common Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee. For nonstatutory stock options, such purchase price may be set at not less that 50% of the Fair Market Value (as defined below) of a Common Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Common Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Stockholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Common Share on the date of grant.

          (c) For purposes of this Plan, the "Fair Market Value" of a Common Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Common Share on the date immediately preceding such date or, if no sale of such shares shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if such shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the principal United States securities exchange registered under the Act, on which the shares are listed, or, if such shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or any similar system then in use or, if such shares are not included in the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of such a share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, provided that if the shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

          (d) Each option agreement provided for in paragraph 14 hereof shall specify when each option granted under this Plan shall become exercisable.

          (e) Each option granted pursuant to this paragraph 5 and all rights to purchase shares thereunder shall cease on the earliest of:

               (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Stockholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

               (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 8(b) or 8(c), whichever is applicable; or

               (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

6.  TERMS AND CONDITIONS OF OUTSIDE DIRECTOR OPTIONS.

          (a) Subject to the terms and conditions of this Plan, the Committee shall grant options to each Outside Director who is not on the date such option would be granted the beneficial owner (as defined in Rule 13d-3 under the Act) of more than 5% of the outstanding Common Shares, on the terms and conditions set forth in this paragraph 6. During the term of this Plan and provided that sufficient Common Shares are available pursuant to paragraph 3:

               (i) each person who is an Outside Director at the conclusion of each Annual Meeting of Stockholders held prior to the date of the 1996 Annual Meeting of Stockholders shall be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders also shall be the date of grant for options granted pursuant to this subparagraph 6(a)(i). The number of Common Shares covered by each such option shall be 15,000 (7,500 on or after the 1992 Annual Meeting of Stockholders);

               (ii) each person who is elected to be an Outside Director between Annual Meetings of Stockholders and prior to the date of the 1996 Annual Meeting of Stockholders shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(ii). The number of Common Shares covered by each such option shall be 15,000 (7,500 on or after the 1992 Annual Meeting of Stockholders) multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12;

               (iii) each person who is elected to be an Outside Director at any time on or after the date of the 1996 Annual Meeting of Stockholders and who was not at any time previously a director of the Company shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(iii). The number of Common Shares covered by each such option shall be 5,000;

               (iv) each person who is an Outside Director at the conclusion of the 1996 Annual Meeting of Stockholders and at the conclusion of each Annual Meeting of Stockholders thereafter shall be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for options granted pursuant to this subparagraph 6(a)(iv). The number of Common Shares covered by each such option shall be 1,500;

               (v) each person who is elected to be an Outside Director between Annual Meetings of Stockholders and after the date of the 1996 Annual Meeting of Stockholders shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(v). The number of Common Shares covered by each such option shall be 1,500 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12;

               (vi) each person who is an Outside Director at the conclusion of the 1996 Annual Meeting of Stockholders and each Annual Meeting of Stockholders thereafter may elect in writing to be granted a nonstatutory stock option on the date of such Annual Meeting of Stockholders in lieu of all cash compensation to which such Outside Director would be entitled for the Board year of the Company commencing with such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for options granted pursuant to this subparagraph 6(a)(vi). The number of Common Shares covered by each such option shall be 6,000. Any such election by an Outside Director shall be subject to prior approval by the Committee; and

               (vii) each person who is elected to be an Outside Director between Annual Meetings of Stockholders and after the date of the 1996 Annual Meeting of Stockholders may elect in writing to be granted a nonstatutory stock option in lieu of all cash compensation to which such Outside Director would otherwise be entitled for the period commencing with the date such person is elected to be an Outside Director of the Company by the Board and ending on the date of the next Annual Meeting of Stockholders. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(vii). The number of Common Shares covered by each such option shall be 6,000 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12. Such election by an Outside Director shall be subject to prior approval by the Committee.

          (b) The purchase price of each Common Share subject to an option granted to an Outside Director pursuant to this paragraph 6 shall be the Fair Market Value of a Common Share on the date of grant.

          (c)(i) Subject to the provisions of paragraphs 6(e) and 6(f) hereof, the options granted to Outside Directors pursuant to subparagraph 6(a)(i) shall vest and become exercisable in accordance with the following schedule:

                                   Cumulative Percentage
          Annual Meeting           ---------------------
          of Stockholders          Becoming Exercisable
          ---------------          ----------------------

          One Year After Grant              20%
          Two Years After Grant             40%
          Three Years After Grant           60%
          Four Years After Grant            80%
          Five Years After Grant           100%

               (ii) Subject to the provisions of paragraph 6(e) hereof, the options granted to Outside Directors pursuant to subparagraph 6(a)(ii) shall vest and become exercisable in accordance with the following schedule:

                                        Cumulative Percentage
          Anniversary of the            ---------------------
          Date of Grant                 Becoming Exercisable
          -------------                 --------------------
          One Year After Grant              20%
          Two Years After Grant             40%
          Three Years After Grant           60%
          Four Years After Grant            80%
          Five Years After Grant           100%

               (iii) Subject to the provisions of paragraphs 6(e) and 6(f) hereof, (x) options granted to Outside Directors pursuant to subparagraph 6(a)(iv) and (vi) and (y) options granted to Outside Directors pursuant to subparagraph 6(a)(iii) if the date of grant of such options is the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:

                                        Cumulative Percentage
          Annual Meeting                ----------------------
          of Stockholders               Becoming Exercisable
          ----------------              ----------------------
          One Year After Grant              50%
          Two Years After Grant            100%

               (iv) Subject to the provisions of paragraph 6(e) and 6(f) hereof,
          (x) the options granted to Outside Directors pursuant to subparagraphs 6(a)(v) and (vii) and (y) options granted to Outside Directors pursuant to subparagraph 6(a)(iii) if the date of grant of such options is a date other than the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:

                                        Cumulative Percentage
          Anniversary of the            ---------------------
          Date of Grant                 Becoming Exercisable
          ------------------            ---------------------
          One Year After Grant              50%
          Two Years After Grant            100%

          (d) Notwithstanding the terms of paragraphs 6(a), 6(b) and 6(c) hereof, options shall be granted to Willis K. Drake ("Drake") and to Richard E. Eichhorn ("Eichhorn"), on the effective date of the merger (the "Merger") of Digiboard, Inc., a Minnesota corporation, with and into the Company, to purchase (i) 15,000 Common Shares at a purchase price of $.50 per share, in substitution for options previously granted to Drake and Eichhorn on October 1, 1987 (the "1987 Options"), which 1987 Options shall vest and become exercisable in accordance with the following schedule:

                                        Cumulative Percentage
                                        ---------------------
          Date                          Becoming Exercisable
          ----                          ---------------------
          Effective Date of this Plan       20%
          October 1, 1989                   40%
          October 1, 1990                   60%
          October 1, 1991                   80%

          October 1, 1992                  100%

and (ii) 15,000 Common Shares at a purchase price of $.50 per share, in substitution for options previously granted to Drake and Eichhorn on October 1, 1988 (the "1988 Options"), which 1988 Options shall vest and become exercisable in accordance with the following schedule:

                                        Cumulative Percentage
                                        ---------------------
           Date                         Becoming Exercisable
           -----                        ---------------------
          October 1, 1989                   20%
          October 1, 1990                   40%
          October 1, 1991                   60%
          October 1, 1992                   80%
          October 1, 1993                  100%

          (e) Notwithstanding the vesting schedules set forth in paragraphs 6(c) and 6(d) hereof, an option held by an Outside Director shall vest and become immediately exercisable upon the latest of (i) the date on which such Outside Director attains 62 years of age, (ii) the date on which such Outside Director has completed five years of Service (as hereinafter defined) and (iii) the first anniversary of the date of grant of such option or, if applicable, the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. Any option granted to an Outside Director on or after the first accelerated vesting date for such Outside Director shall automatically vest on the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such option was granted. As used herein, "Service" shall mean service to the Company or any subsidiary thereof in the capacity of any advisor, consultant, employee, officer or director, and Service as a director from an Annual Meeting of Stockholders to the next succeeding Annual Meeting shall constitute a year of Service, notwithstanding that such period may actually be more or less than one year.

          (f) Each option granted to an Outside Director pursuant to this paragraph 6 and all rights to purchase shares thereunder shall terminate on the earliest of:

               (i) ten years after the date such option is granted; provided, however, that the 1987 Options shall terminate on September 30, 1997, and the 1988 Options shall terminate on September 30, 1998;

               (ii) the expiration of the period specified in paragraph 8(b) or 8(c), whichever is applicable, after an Outside Director ceases to be a director of the Company; or

               (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

7. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its President, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares. No shares shall be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a stockholder except as to shares issued to such individual.

8.  TRANSFERABILITY AND TERMINATION OF OPTIONS.

          (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder; provided, however, that any optionee may transfer a nonstatutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

          (b) During the lifetime of an optionee, an option may be exercised only while the optionee is employed by the Company or a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

               (i) an option granted to an optionee who is not an Outside Director shall continue to be exercisable for three months after termination of such optionee's employment but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment, and an option granted to an optionee who is an Outside Director shall continue to be exercisable after such Outside Director ceases to be a director of the Company but only to the extent that the option was exercisable immediately prior to such Outside Director's ceasing to be a director;

               (ii) in the case of an optionee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the option granted to such optionee may be exercised within one year after termination of such optionee's employment; and

               (iii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 9 of this Plan, the option granted to such optionee may be exercised at any time permitted by such declaration.

          (c) An option may be exercised after the death of the optionee, but only within one year after the death of such optionee.

          (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death.

9. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (i) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the option as of such effective date, over (y) the option price per Common Share, times (ii) the number of Common Shares covered by such option, or (b) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event"), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the holder of each cancelled option, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option. At the time of the declaration provided for in the immediately preceding sentence, each option shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Common Shares covered thereby. Each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 9. For purposes of this paragraph, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.

10. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option under Section 422A of the Code.

11. TAX WITHHOLDING. Delivery of Common Shares upon exercise of any nonstatutory stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover such optionee's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through a reduction of the number of Common Shares delivered to the person exercising the option or through a subsequent return to the Company of shares delivered to the person exercising the option.

12. TERMINATION OF EMPLOYMENT. Neither the transfer of employment of an optionee between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such optionee and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 424(e) and (f) of the Code.

13. OTHER TERMS AND CONDITIONS. The Committee shall have the power, subject to the other limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate an optionee's employment at any time.

14. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are nonstatutory stock options or incentive stock options under Section 422 of the Code.

15. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment by the Board shall, without further approval of the Stockholders of the Company, if required in order for the Plan to continue to meet the requirements of the Code:

               (a)  change the persons eligible to receive options;

               (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under this Plan;

               (c) except as provided in paragraph 3 hereof, change the minimum purchase price for the exercise of an option;

               (d) increase the maximum period during which options may be exercised or otherwise materially increase the benefits accruing to participants under this Plan; or

               (e) extend the term of this Plan beyond November 29, 2004 [December 1, 2006].

No amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.

16.  EFFECTIVE DATE.  This Plan shall be effective upon the Merger.

                      DIGI INTERNATIONAL INC.
                      11001 BREN ROAD EAST                                                    THIS PROXY IS SOLICITED ON BEHALF
         [LOGO]       MINNETONKA, MINNESOTA 55343                                             OF THE BOARD OF DIRECTORS
                                                                                              The undersigned hereby appoints
                                                                                              John P. Schinas and Jerry A. Dusa,
                                                                                              and each of them, as Proxies, each
                                                                                              with the power to appoint his
                                                                                              substitute, and hereby authorizes
                                                                                              such Proxies to represent and to
                                                                                              vote, as designated below, all the
                                                                                              shares of Common Stock of Digi
                                                                                              International Inc. held of record
                                                                                              by the undersigned on December 13,
                                                                                              1996, at the Annual Meeting of
                                                                                              Stockholders to be held on January
                                                                                              30, 1997, or any adjournment
                                                                                              thereof.

PROXY

1.   ELECTION OF DIRECTORS. Nominees to the Board of Directors are Willis K. Drake, David Stanley and Robert S. Moe. Messrs.
     Drake and Stanley will serve for a term of three years. Mr. Moe will serve for a term of two years.
     / / FOR ALL NOMINEES LISTED ABOVE                             / / WITHHOLD AUTHORITY
       (except as marked to the contrary below)                      to vote for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
2.   AMENDMENTS TO THE STOCK OPTION PLAN reserving additional shares for future awards and extending the Plan's expiration date.
     / / FOR                               / / AGAINST                               / / ABSTAIN

3.   RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as independent public accountants of the Company for the 1997 fiscal year.
     / / FOR                               / / AGAINST                               / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature if held jointly

                                        Dated: ------------------------------

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE
                                        ENCLOSED ENVELOPE